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                       SECURITIES AND EXCHANGE COMMISSION

                             WASHINGTON, D.C. 20549

                                    FORM 8-K
                                 CURRENT REPORT

                       PURSUANT TO SECTION 13 OR 15(d) OF
                       THE SECURITIES EXCHANGE ACT OF 1934


Date of Report (Date of earliest event reported):  May 21, 2003

                               SVI Solutions, Inc.
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             (Exact Name of Registrant as Specified in its Charter)

                                    Delaware
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                 (State or Other Jurisdiction of Incorporation)

         0-23049                                            33-0896617
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(Commission File Number)                       (IRS Employer Identification No.)

5607 Palmer Way, Carlsbad, California                       92008
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(Address of Principal Executive Offices)                  (Zip Code)

                                 (877) 784-7978
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              (Registrant's telephone number, including area code)

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          (Former Name or Former Address, if Changed Since Last Report)



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ITEM 5.   OTHER EVENTS.

         SVI Solutions, Inc. ("SVI") has finalized the sale of SVI Training Products, Inc. ("SVI Training Products"), a wholly owned subsidiary of SVI, to Arthur S. Klitofsky under a Stock Purchase Agreement that was made effective April 1, 2003. Under the agreement, SVI sold all of its shares of common stock in the subsidiary to Mr. Klitofsky at a purchase price equal to $180,000, plus earnout payments equal to 20% of the total gross revenues of SVI Training Products in each of the next two fiscal years ending March 31 to the extent the revenues in those years exceed $1.4 million. Mr. Klitofsky delivered to SVI a promissory note for the amount of $180,000. The earnout payments are to be made in eight amortized quarterly installment payments of principal and interest, commencing on July 1 following the end of the applicable fiscal year, bearing an interest rate of five percent (5%) per annum. To secure Mr. Klitofsky's obligations under the agreement and the promissory note, SVI retains a security interest in the shares of common stock of SVI Training Products until those obligations are satisfied in full. The terms of this transaction are summarized above, but are qualified entirely by the Stock Purchase Agreement and Pledge Agreement attached as exhibits to this report.





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EXHIBIT INDEX

Exhibit No.       Description
----------        ------------

4.1 Stock Purchase Agreement effective as of April 1, 2003 between SVI Solutions, Inc. and Arthur S. Klitofsky

4.2 Pledge Agreement effective as of April 1, 2003 between SVI Solutions, Inc. and Arthur S. Klitofsky

99.1              Press Release dated April 8, 2003.





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SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereto duly authorized.

                                                SVI Solutions, Inc.

Date:    May 21, 2003                           By: /s/ Barry Schechter
                                                    ----------------------------
                                                    Name: Barry Schechter
                                                    Title: Chairman of the Board














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